Exhibit 10.20

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (“Amendment No. 1”) dated as of December 20, 2012 is made between ASSET ACCEPTANCE LLC, a Delaware limited liability company (the “Company”), a wholly owned subsidiary of Asset Acceptance Capital Corp., a Delaware corporation (“AACC”) and Rion B. Needs (the “Executive”).

Recitals

1. Prior to the date hereof, the parties hereto entered into that certain Employment Agreement, effective as of January 1, 2009 (the “Employment Agreement”). Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Employment Agreement.

2. The Internal Revenue Service has issued guidance under Internal Revenue Code Section 409A that requires AACC and the Executive to amend the release provision in the Employment Agreement.

3. Pursuant to Section 13 of the Employment Agreement, the Executive and AACC agree to modify the Employment Agreement as set forth below.

Agreement

NOW THEREFORE, in consideration of the premises and subject to the terms and conditions contained herein and for other consideration provided herein, the parties agree as follows:

8. SEVERANCE BENEFITS. The third sentence in Section 8(a) is hereby amended and restated to read as follows:

As a condition of receiving the Severance Benefits, Executive agrees to sign an effective legal release (in any form the Board of Directors may require), waiving any and all claims Executive has or may have against the Company, AACC and their agents, employees, directors, subsidiaries, attorneys, successors, assigns, and affiliates, as of the date of Executive’s termination (the “Release”), including a statutory period during which Executive is entitled to revoke the Release, and Severance Benefits hereunder shall commence to be paid or made, as applicable, within 60 days following Executive’s termination of employment; provided, however, that the revocation period has first expired and provided further, that if such 60-day revocation period begins in one taxable year of the Executive and ends in the second calendar year, the payments and benefits shall commence to be paid or made in the second taxable year.

The undersigned parties do hereby execute this Amendment No.1 on December 20, 2012. Effective as of January 1, 2009.

ASSET ACCEPTANCE CAPITAL CORP.

By:	/s/ E.L. Herbert
Its:	VP – General Counsel and Secretary

/s/ Rion B. Needs
Rion B. Needs, Executive

2